EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CDTi Announces Underwritten Public Offering of Common Stock and Warrants

Ventura, CA – June 27, 2013 – Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“CDTi” or the “Company”) announced today that it has commenced a registered public offering of shares of its common stock and warrants to purchase shares of common stock pursuant to its existing shelf registration statement, subject to market and other conditions. The Company also intends to grant the underwriter of the public offering an option to purchase additional shares and/or warrants to cover over-allotments, if any, exercisable for 30 days. The Sole Manager for the public offering is Roth Capital Partners, LLC.

In addition, CDTi intends to concurrently convert $235,000 of principal and interest due June 30, 2013, pursuant to loans made to the Company by one of its principal lenders and largest shareholders, to common stock and warrants, and to sell $100,000 of common stock to one of its directors in a private placement.

The public offering will be made pursuant to a shelf registration statement on Form S-3, including a base prospectus dated May 21, 2012, previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and related base prospectus may also be obtained from Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach, CA 92660, or by telephone at (800) 678-9147, or by e-mail at rothecm@roth.com.

Before you invest in the public offering, you should read the prospectus in that registration statement and related prospectus supplements and other documents that the Company has filed or will file with the SEC for more complete information about the issuer and the public offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a preliminary prospectus supplement and accompanying prospectus as indicated above.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities to be sold in the private placement will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement of such Act and applicable state securities laws.

About CDTi

CDTi is a global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi is headquartered in Ventura, California and currently has operations in the U.S., Canada, France, Japan and Sweden.

CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458

Forward-Looking Statements Safe Harbor

Certain statements included in this press release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the consummation of the transactions described above. The Company cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, the Company cannot assure you that the proposed transactions described above will be consummated on the terms the Company currently contemplates, if at all. Information concerning these and other factors can be found in the Company’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov.

Any forward-looking statements made in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change. The Company is not responsible for any changes made to this release by wire or Internet services.

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Contact Information:

Kevin M. McGrath

Cameron Associates, Inc.

Tel: +1 (212) 245-4577

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CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458